Richard. E. Cree

5956 Sherry Lane

Suite 1000

Dallas, Texas 75225

(214) 451-6915

August 28, 2007

Brian D. Schwartz	VIA-FAX
Managing Director	(305) 379-2013
HIG Capital
1001 Brickell Bay Drive
Miami, FL 33131

Dear Brian:

This will serve to memorialize my resignation from the Board of Directors of Securus Technologies effective immediately. I wish you the best.

Respectfully,

/s/RICHARD E. CREE

Richard E. Cree

xc:	Dick Facome
14651 Dallas Parkway
Dallas, Tx. 75254
Fax: (972) 277-0699